UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Green Parts International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5535892
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

844 Regina Dr. Atlanta, GA	30318
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code: 404-589-8000

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001	None
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act.

TABLE OF CONTENTS

EXPLANATORY NOTE

Green Parts International, Inc.  is filing this General Form for Registration of Securities on Form 10, or this "registration statement," to register its common stock, par value $0.001 per share (“Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934. Unless otherwise mentioned or unless the context requires otherwise, when used in this registration statement, the terms “Company,” “we,” “us,” “our” and “Greenparts”  refer to Greenparts International, Inc.

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2012, our last fiscal year. We are electing to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $1,000,000,000 or (ii) we issue more than $1,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company (i) if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

As an emerging growth company we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act of 2002 requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Securities and Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This following information specifies certain forward-looking statements of management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

The market data and other statistical information contained in this registration statement are based on internal Company estimates of our past experience in the industry and general market data. and public information which was not commissioned by us for this filing.

ITEM 1. BUSINESS

Company History

Green Parts Internaltional Inc. was originally incorporated in Geogia under the name of Thrive Development Inc. in 2002. In 2005 the company changed its name to the current Green Parts International Inc. through a reverse merger with Millenium Cellular Inc. a Nevada  company  incorporated in the State of Nevada on March 19, 1998 became public.  Greenparts International formed a working subsidiary in 2009 called Greenparts, Inc.  During 2010. Greenparts Inc. formed a wholly owned subsidiary Metal Max LLC.  This combined entity of Greenparts International. Inc., its wholly owned subsidiary Greenparts Inc. and its subsidiary Metal Max LLC are now "the Company". The Company has acquired various asset acquisitions including Booming in 2007 and Milton and US Auto parts in 2012 in an effort to capitalize on the growing need of recycling and turning these materials into multiple revenue streams and expanded distribution which did not impact our financial position in a material way.

Green Parts International is a salvage and reclamation company, dealing expressly with non-landfill materials through sorting, and recycling of its salvaged materials. Green Parts feels high demand for cheaper parts and the need to recycle in today's world will allow the company, its shareholders, and well wishers the ability to capitalize on the demand for these products while benefiting the world with a cleaner environment.  Millions of vehicles are considered salvaged by individuals and insurance companies, with the ability to have various channels to distribute the products derived from the vehicles, Green Parts maximizes the return for each salvaged vehicle by combining the efforts of the selling of used parts and selling the rest as scrap material.

Currently the company operates two salvage yards in the Atlanta Georgia area . Both locations allow the resale of auto parts and the sale of raw materials.  The bulk of our raw materials is sold out of our 844 Regina Drive, Atlanta GA location and our ratail sales are equally spilt between that location and Jonsboro, GA our other location.

The Company is planning to become a  premier supplier of recycled auto parts through a strategy of consolidated material handling and expanded distribution.  and our salvage yards keep in constant communication. The Company will look to expand only if it is successful in raising capital through debt and equity arraingements. The issuer is not a shell company (as defined in Rule 12b-2 of the Exchange Act).

The company and/or any predecessor have not, and are not currently in the process of filing bankruptcy, receivership or any similar proceeding.

The Issuer currently owns no trademark rights nor has any trademarks pending.

Suppliers

The primary suppliers of salvage vehicles for the automotive recycling industry are insurance companies.  After an automobile accident, adjusters representing the insurance provider estimate the cost of repairing the vehicle and gather information to estimate the vehicle’s pre-loss value.  If the cost to repair is greater than the pre-loss value minus the estimated salvage value, the vehicle is classified as a total loss (“totaled”).   The insurance carrier then settles with the owner of the totaled vehicle, receives title to the vehicle and either assigns the vehicle to a salvage vehicle auction company or sells it directly to a reseller or a dismantler.

Other suppliers of salvage vehicles include automobile rental companies, vehicle leasing companies and financial institutions.  Rental and leasing companies supply vehicles that have either been damaged or have exceeded an internally-determined mileage limit or age.  Financial institutions such as banks and other lenders also supply vehicles that have been repossessed.   Vehicles from these suppliers pass along the same distribution chain as those from insurance companies with a greater percentage being sold to resellers (i.e. used car dealers).

Customers

Buyers represent the final player in the distribution cycle and include both consumers and auto industry specialists.  Do-it-yourself vehicle owners often seek used parts from salvage yards due to the significant cost advantage.  Likewise, many vehicle owners grant permission to auto repair shops to use less expensive salvage parts.

Employees

As of December 31, 2012, Green Parts had 12 full time employees and 3 part time employees.

Reports to Security Holders

Once the Company is subject to the reporting requirements of Section 13 and Section 15(d) of the Exchange Act, it intends to file all required disclosures.

You may read and copy any materials the Company files with the SEC in the SEC’s Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A. RISK FACTORS.

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Form 10. The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to the Issuer

The prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The global market and economic conditions during the years 2008 through 2013 are unprecedented and challenging, with recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.

The economy faces challenges. The government has implemented various measures to curb inflation. If economic growth continues to slow or the economic downturn continues, our business and results of operations may be materially and adversely affected.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, employees and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We do not carry business interruption insurance. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected

Requirements associated with being a public company will increase our costs significantly, as well as divert significant company resources and management attention.

Prior to this Form 10, we have not been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, the expenses that will be required in order to adequately prepare for being a public company could be material. Compliance with the various reporting and other requirements applicable to public companies will also require considerable time and attention of management. In addition, the changes we make may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis. We anticipate our total additional cost to be around $50,000 per year, which we expect to ba able to absorb out of our current operating income. Should cost exceed these estimates or our operating be reduced for any reason we would look to raise funds from capital contributions or additional debt.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

If we are required to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and are not able to implement procedures in a timely manner or with adequate compliance, we may be subject to sanctions by regulatory authorities.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and determine the effectiveness of our internal controls over financial reporting, beginning with our annual report for fiscal year 2013, which provides a management report on the internal controls over the Company’s financial reporting. If we have a material weakness in our internal controls over financial reporting, we may not detect errors on a timely basis and our consolidated financial statements may be materially misstated. When we are required to evaluate our internal control systems to allow management to report on, our independent auditors will have to attest to our internal controls. When required , we will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are unable to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the Securities and Exchange Commission (the “SEC”) or the NASDAQ Stock Market (“NASDAQ”). Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by NASDAQ, the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price.

Risks Related to our Common Stock

Because of his significant stock ownership, our chief executive officer be able to exert control over us and our significant corporate decisions. Our other stockholders will have limited ability to influence corporate actions or decisions.

This concentration of ownership may harm the value of our common stock by, among other things:

•

impeding a merger, consolidation, takeover or other business combination involving our company; or

•

causing us to enter into transactions or agreements that are not in the best interests of all stockholders

Our officer and director owns 60.13% of the outstanding common stock of the Company. Our other stockholders will have limited ability to influence corporate actions or decisions. These actions include the determination of his own compensation requirements  or benefits associated with his position. Additionally, our reliance on one individual may create internal control weaknesses from the lack of separation of the duties involved and should he unable to continue in any or all of his functions our Company may not have the ability to continue operating at its current capacity.

The price of our common stock may be volatile, and you may not be able to resell your shares.

An active and liquid trading market for our common stock may not develop or be sustainable. Shareholders may be unable to sell shares of common stock at or above their purchase price due to fluctuations in the market price of our common stock. The market price of our Common Stock may fluctuate significantly in response to factors, some of which are beyond our control. Factors that could cause volatility in the market price of our common stock include, but are not limited to:

•

loss of significant clients or customers;

•

loss of significant strategic relationships;

•

announcements relating to future collaborations or our existing collaborations;

•

our failure to achieve and maintain profitability;

•

changes in earnings estimates and recommendations by financial analysts;

•

changes in market valuations of similar companies;

•

general economic conditions in the United States and abroad;

•

acquisitions and sales of new products, technologies or business;

•

delays

•

actual and anticipated fluctuations in our quarterly operating results;

•

introduction of technological innovations or new products by us or our competitors;

•

deviations in our operating results from the estimates of analysts;

•

the outcome of any future legal actions to which we are a party;

•

sales of our common stock by our officer, director or significant stockholders;

•

frequent, irregular, under market, or large sales of shares of our common stock by any shareholder;

•

additions or departures of key personnel; and

•

external factors, including natural disasters and other crises.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation suits against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

Future sales of our common stock or securities convertible or exchangeable for our common stock may depress our stock price.

If our existing stockholders or indicate an intention to sell substantial amounts of our common stock in the public market, the trading price of our common stock could decline. The perception in the market place that these sales may occur could also cause the trading price of our common stock to decline.

If we sell shares of our common stock in future financings, common stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our common stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such a discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future, therefore capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of the common stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Our shares are subject to the “penny stock” rules, which may subject you to restrictions on marketability and limit your ability to sell your shares.

Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the “SEC”). Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company’s securities may be subject to the penny stock rules, and investors may find it more difficult to sell their securities.

We will seek additional capital for our expansion, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

Our expansion capital requirements will be determined by the individual opportunities that we encounter. There is no way to determine the amounts of any financial needs until then. There is no guarantee that we will find any opportunities that fit our Company needs. Furthermore,  we may have insufficient revenues to cover our new increased operating costs due to increased legal and accounting costs associated with being an SEC reporting company should our registration statement be declared effective. You should consider the risks that we will be unable to find appropriate growth opportunities or  obtain adequate capital financing if we do, which will delay our operations, lead to accumulated losses, and negatively affect our ability to complete development of our services and to generate revenues with the increased cost structure.

Our Common Stock is quoted on the OTC Market, which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is currently quoted on the OTC Market under the trading symbol “GNPT.” The OTC Market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Pink Market may result in a less liquid market available for existing and potential shareholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

If we fail to remain current on our SEC reporting requirements, we could be removed from any market on which our common stock trades, which may limit the liquidity of our stock and the price of our stock.

Companies trading on the OTCQB or OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB or OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB or OTC Bulletin Board. As a result, the market liquidity and the stock price for our securities would be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

We may not be able to operate our business or implement our operating policies and strategies successfully.

The results of our operations are dependent on many factors, including, without limitation, readily accessible funding in the financial markets and our ability to cost-effectively manage and produce events and productions as well as overall economic conditions. We may not be able to maintain any agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this Form 10, which could result in the loss of some or all of your investment.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

This election means that we can delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until such standards are applicable to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of the Company and notes thereto included elsewhere in this Registration Statement.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of the Company. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements. Such forward-looking statements include statements regarding our anticipated financial and operating results, our liquidity, goals and plans.

All forward-looking statements in this Registration Statement are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

Overview

Green Parts International Inc. was originally incorporated in Geogia under the name of Thrive Development Inc. in 2002. In 2005 the company changed its name to the current Green Parts International Inc. through a reverse merger with Millennium Cellular Inc. a Nevada  company  incorporated in the State of Nevada on March 19, 1998 became public.  Greenparts International formed a working subsidiary in 2009 called Greenparts, Inc.  During 2010. Greenparts Inc. formed a wholly owned subsidiary Metal Max LLC.  This combined entity of Greenparts International. Inc., its wholly owned subsidiary Greenparts Inc. and its subsidiary Metal Max LLC are now "the Company". The Company has acquired various asset acquisitions including Booming in 2007 and Milton and US Auto parts in 2012 in an effort to capitalize on the growing need of recycling and turning these materials into multiple revenue streams and expanded distribution which did not impact our financial position in a material way.

The Company’s principal activities include processing of salvage vehicles and trucks and other scrap material for the purpose of recycling of metals, selling used parts and rebuilding of vehicles for resale. The Company’s facilities are both based in the vicinity of Atlanta, Georgia.

Products

Green Parts International is a recycler of automobiles and appliances providing raw materials for manufactures in the United States, with 10% of our sales of our basic products and salvaged raw materials to companies in China, Korea, and India.  By separating the different materials and parts and shipping them to the end users Green Parts maximizes the effectiveness of the recycling efforts.  Parts from cars and office equipment are reused and do not end up in landfills. By utilizing recycling equipment the parts not suitable for reuse are broken down to their base elements and sold as raw materials for manufacturing.  These materials include steel, aluminum, and copper.  Automotive oils and greases are also recovered and recycled.  This is a “green” approach to total recycling and good for the environment.

Raw Material Availability

The Company will accumulate its inventory of vehicles from a number of sources.  In addition to individuals who sell the vehicles directly to salvage yards, Green Parts will also purchase vehicles from a number of salvage auctions.  As the Company becomes more established and is able to generate sufficient volume, Green Parts anticipates that it will be able to deal directly with the larger insurance companies to acquire their “totaled” vehicles at a more favorable price than through auctions. Insurance acquire vehicles that are totaled typically newer and having been forced into a salvage situation have more  parts that can be resold as used in addition to the salvage value of the material thus increasing our margins.

Marketing

After vehicles are purchased from a car owner at a Green Parts yard or from a salvage auction, the vehicles are stripped of the usable hard parts (engines, transmissions, starters, compressors, windshields, etc.) and soft parts (mirrors, lights, seats, grilles, etc.)  These parts are then cleaned, refurbished if necessary, labeled and placed into the Green Parts inventory system.

Unless these parts are immediately sold at the individual salvage yard, they are recycled and sold to refineries who recycle the commodities (steel, aluminum, and copper) to resell.  All our parts are linked together through the  Green Parts inventory system in order to maximize efficiency.   We have built our own internal manuals to increase efficiency by allowing less experienced employees in different locations to operate equally efficient. Combining experience and research Green Parts has now a self contained operating system that could be favorable to franchise operations should the company decide to sell franchise licenses to other locations in the future. We currently have no plans to create franchise locations  but feel our efforts will allow us to grow organically.

We are currently in the development stage of a new electronic ordering system we call GEOS. It will involve the connection of the parts industry directly to our used parts inventory. It is currently only in a demo state as we are trying to develop additional features and value to any potential users.

Customers

Buyers represent the final player in the distribution cycle and include refineries, consumers and auto industry specialists.  Do-it-yourself vehicle owners often seek used parts from salvage yards due to the significant cost advantage.  Likewise, many vehicle owners grant permission to auto repair shops to use less expensive salvage parts so long as they carry similar warranties to that of newer parts.  Refineries purchase the remaining parts for recycling metals into its purest form for the re-production of materials derived of steel, aluminum, and copper.

Distribution methods of the products or services

One of the Company’s key business drivers is the inventory and distribution system tying together all of the Company’s salvage yards, and retail stores.  By maintaining an efficient system with centralized controls, much of the overhead that would be required to operate a decentralized distribution operation is retained by us.

Customers will have a variety of methods to purchase high quality, warranted recycled automotive parts.  Green Parts will continue to look to expand its availability of parts for people looking for easy access.   For those who are close to our current salvage yards, there will also be the option to go to the yard and purchase the same  parts.  Additionally, there is also an option for consumers to purchase parts through the internet where inventories will be updated real-time through the Green Parts automated inventory system.

Competition

Greenparts competes in a highly fragmented industry and faces competition from numerous salvage yards in each of its markets.  According to the Automotive Recyclers’s Association, there are over 6,000 automotive recyclers (primarily salvage yards) in the United States.

Regulations

The company does not foresee any substantial changes that could adversely affect the business of the company at this time. The market for the Issuer's product is intensely competitive. We believe that the principal competitive factors affecting the Issuer's targeted market are those companies offering auto parts under standard brands, none of-which market  used and recycled environmentally friendly parts.

The company conducts the business under the guidelines of the State of Nevada. The company, at this time does not need and has not requested government approval on the products and services provided other than local operating business licenses.

A number of competitors are listed below that offer similar products to ours. organized by their product offerings.

Aggregators of Salvage Yards/Recycled Parts Exchanges and Locators competitors,

SCHNITZER STEEL A Schnitzer Steel Industries, Inc. engages in recycling ferrous and nonferrous metals, and used and salvaged vehicles; and manufacturing finished steel products in the United States and Canada LKQ Corporation, together with its subsidiaries, provides replacement systems, components, and parts to repair light vehicles, primarily cars and light trucks, in the United States. It provides recycled original equipment manufacturer (OEM) products and related services, as well as aftermarket collision replacement products and refurbished bumper covers and wheels.

Online parts exchange detailed below.

COPART - provides a range of remarketing services to process and sell vehicles over the Internet through its Virtual Bidding Second Generation Internet auction-style sales technology to vehicle suppliers primarily insurance companies. Its services include online supplier access, salvage estimation services, virtual insured exchange, transportation services, vehicle inspection stations, on-demand reporting, DMV processing, flexible vehicle processing programs, buyer network, and sales process, as well as CoPartfinder, an Internet-based used vehicle parts locator that provides vehicle dismantlers with resale opportunities for their salvage purchases

Parts Locator – Locator service with limited functionality and affiliated salvage yards.

Salvage Vehicle Auctions

The Company currently sources the majority of its salvage vehicles from salvage vehicle auctions. However, the company anticipates dealing directly with insurance companies to acquire “totaled” and recovered-theft vehicles at favorable prices. As such, the Company will compete with salvage vehicle auctions for its supply of vehicles. Although, a large supply of salvage vehicles currently exists, there has been expansion and consolidation in the auction segment of the industry, and competition for supply will likely become more prevalent. This could have the effect of increasing acquisition costs of salvage vehicles.

In terms of number of auctions, the largest salvage vehicle auction company is Copart, who operates approximately 65 auction facilities in 32 states generating over $200 million in annual revenue (trailing 12 months). The next largest salvage vehicle auction company is Insurance Auto Auctions, Inc., founded in 1982. IAAI currently has 56 auction sites across the United States, with $326 million in sales (trailing 12 months).

New Parts Retailers

Although Greenparts’ primary product is used automotive parts along with ancillary products, it will face competition from new parts retailers. New parts represent an obvious substitute product for auto industry specialists and consumers who are reluctant to purchase used parts. Despite these advantages, the Company will continue to compete with new parts retailers, particularly in the short term.

Although there are many new parts retailers across the United States with a few major players emerging after industry consolidation. A profile of two of these major players follows:

	Pep Boys	AutoZone
Revenue	$2,300,000,000	$4,116,392,000
Employees	28,000	40,483
Revenue/Employee	82,143	101,682
Stores	665	2,711
Revenue/Store	3,458,647	1,518,404
Square Ft of Retail	13,200,000	17,405,000
Average Store Size	19,850	6,420
Revenue/Square Foot	$174	$237
Square Ft of Warehouse	2,500,000	-
Distribution Center (sf)	400,000	-
Service Bays per Store	12	-
Service Revenue %	20%	0%

The above profile reflects the distinctions between the two business models in the industry. Pep Boys operates large stores with service bays, while Auto Zone operates smaller stores and offers parts only. Other competitors in this space include NAPA, which operates some retail stores but also manufactures private-label parts distributed through other stores, and Advance Auto Parts. Advance Auto Parts recently entered into a strategic alliance with CKS Auto, a West Coast new parts retailer, and PartsAmerica.com to offer new parts online nationwide.

Results of Operations

Analysis of the year ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenues

For the year ended December 31, 2012, revenues were approximately $11,412,973 compared to $11,071,757 for the year ended December 31, 2011, increasing by $341,216. Most of this increase is attributable to an increase in car part sales. Scrap metals sales was up in tonnage but with decreasing steel prices total scrap metal sales were relatively even as compared to the year ended December 31, 2011.

Cost of Goods Sold

Cost of goods sold increased to $9,054,234 for the year ended December 31, 2012 from $8,637,544 for the year  ended December 31, 2011, an increase of $416,690. Both Car part and scrap metals cost price increased from 2012 over 2011 with greater activity, increased tonnage purchasing and higher cost of inventory to start the year. These factors increased our purchasing cost in 2012. As steel prices came down during 2012 our gross margins decreased for the 2012 year.

G & A Expenses

G&A expense increased to $2,312,148 for the year ended December 31, 2012 from $2,067,274 for the year ended December 31, 2011, an increase of $244,874. These operating increases were proportional to our increase in sales volume from 2012 to 2011. Decreasing margins resulted in more activity and increased operating cost in 2012 across most of our line items.

Other income and expenses

Other items increased to a net income of $809,202 for the year ended December 31, 2012 from a net expense of $74,415 for the year ended December 31, 2011, resulting in a total net other item increase of $883,617. Interest expense increased  $30,922 from 2011. The largest item in other income and expenses was debt forgiveness on bank loans of $914,539 recorded in 2012. These two items represent all of our other income and expenses.

Net income (loss)

Net Income increased to $855,793 for the year ended December 31, 2012 from a net income of $230,870 for the year ended December 31, 2011, an increase of $624,923. The increase was mostly related to our other income and expense items, specifically debt forgiveness as described above. Also reflected in our bottom line numbers is the decreasing steel prices causing decreased operating margins and lower income from operations in 2012.

Analysis of the three months ended March 31, 2013 and 2012.

Revenues

For the three months ended March 31, 2013, revenues were approximately $3,230,040 compared to $2,968,969 for the three months ended March 31, 2012, increasing by $261,071. Most of this increase is attributable to an increase in car part sales. Scrap metals sales was relatively flat as compared to the first three months of 2012.

Cost of Goods Sold

Cost of goods sold increased to $2,544,258 for the three months ended March 31, 2013 from $2,506,414 for the three months ended March 31, 2012, an increase of $37,844. A decrease in our scrap metals cost reduced purchasing costs by $51,226. While our car part cost margins remained constant compared to the three months ended March 31, 2012, the greater sales volume created an increase in total car parts expense of $89,070. These combined factors accounted for all of our cost of sales.

G & A Expenses

G&A expense increased to $604,115 for the three months ended March 31, 2013 from $513,309 for the three months ended March 31, 2012, an decrease of $90,806. The Company incurred G&A expense increases this fiscal quarter as it upgrades its financial reporting systems to file with the SEC through forms 10Q and 10K. There were additional wage and maintenance expense increases consistent with the increase in sales volume for the period. The remainder of our expenses were all considered normal small business operating expenses associated with operations.

Other income and expenses

Other items increased to a net expense of $51,717 for the three months ended March 31, 2013 from a net expense of $27,527 for the three months ended March 31, 2012, resulting in a total net other item increase of $24,190. The only item currently recoded here is Interest expense. This was due to an increase in borrowing and borrowing cost over the preceding period.

Net income (loss)

Net Income increased to $23,585 for the three months ended March 31, 2013 from a net loss of $79,136 for the three months ended March 31, 2012, an increase of $102,721. The increase was mostly related to increased car part sales as income noted above. There were no significant acquisitions, asset sales or any other items not noted above that had a significant impact on our net income or loss for the quarters ending March 31, 2012 and 2011.

Liquidity

Liquidity is measured by our ability to secure enough cash to meet our contractual and operating needs as they arise. We started the period on January 1, 2011 with $6,264 in cash. Through cash flow management we increased cash to $40,751 by December 31, 2011. By the end of 2012 we had cash of $49,255, compared to $40,751  at the end of year 2011. During 2012 we paid off current loans of $2,493,639  and we were able to borrow $3,801,183 in new longer term loans. Additionally part of our refinancing enables us to reduce our bank payoff by $914,539 which was recorded as income on our financial statements.

We issued a total of 0 shares of common stock in 2012.

Off-Balance Sheet Arrangements

During the year ended December 31, 2012, we did not engage in any off balance sheet arrangements as defined in item 303(a)(4) of the SEC’s Regulation S-K.

ITEM 3. PROPERTIES.

The Company leases its facilities from property owned by President and CEO Asif Balagamwala and there is a mortgage on 844 Regina Dr., Atlanta, GA 30318  secured by Mr. Balagama. The Company currently does not pay any rent expense on the property, nor are we listed on the Mortgage.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of May 16, 2013, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially 10% or more of our outstanding common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address	Amount of Beneficial Ownership(1)		Percentage of Class %

ASIF M BALAGAMWALA 6705 DOGWOOD PT LANE TUCKER CA 30084	20,856,364		32.27
GREEN PARTS INC % ASIF BALAGAM-GREENPARTS INTL 490 RALPH DAVID ABARNATHY BLVD ATLANTA GA 30312	18,000,000	(2)	27.85

All directors and officers as a group (7 persons)	38,856,364		60.12

_________________

(1)	Except as otherwise indicated, each person possesses sole voting and investment power with respect to the shares shown as beneficially owned.
(2)	Beneficial interest held by Asif M. Balagamwala.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of our common stock, except to the extent authority is shared by spouses under community property laws.

The following table sets forth ownership of our Series "a" super voting Preferred Stock. Each Preferred Share comes with voying rights equal to 100 shares of our common stock.

Name and Address	Amount of Beneficial Ownership(1)	Percentage of Class %

ASIF M BALAGAMWALA 6705 DOGWOOD PT LANE TUCKER CA 30084	3,000,000	100.00

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Our directors and executive officers and additional information concerning them are as follows:

Name	Age	Term	Position
Asif M. Balagamwala	38	2002 -Current	Pres/Sec/Treas/CEO/CFO/CAO, Dir.

Asif Balagamwala is the co-founder and President and CEO of Green Parts International, Inc. He helped to form the company in 2000 after being introduced to, intrigued by and tutored in the dynamic buying and selling of automotive assets for the Used Equipment Division of Al-Hammd, Inc. In his current role, Mr. Balagamwala principally manages the upper level operations of the business, including the acquisition of and partnering with salvage yards, as well as the buying and selling of all automobiles, parts and automotive-related assets. He has been the principal point of contact for outside investment and currently serves as the company’s de facto chief financial officer. Prior to forming Greenparts, Mr. Balagam was the President of Al-Hammd, Inc. where he ran two divisions: Asset Management and Used Equipment. His responsibilities included all P&L items as well as hiring/firing and managing staff.  Before Al-Hammd, Mr. Balagam held two roles: President of A.C. Travel, Inc and partner in Saima Management. Mr. Balagam briefly attended Georgia State University in Business Administration before striking out on his own.

ITEM 6. EXECUTIVE COMPENSATION.

The Company’s directors are not compensated. The Officer receives an annual salary as described in the table below for the services rendered on behalf of the Company.

	Annual Compensation
					Option	All Other
Name and Principal Position	Year	Salary	Bonus		Awards	Compensation	Total ($)

Asif M. Balagamwala	2012	$121,884	$		$—	$	$121,844
Chief Executive Officer	2011	$75,606		$—	$—	$	$75,606

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

We are not currently listed on any national securities exchange that has a requirement that the board of directors be independent. At this time we do not have an “independent director” as that term is defined under the rules of the NASDAQ Capital Market.

Related Transactions

For the purposes of this filing, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. The Company currently does not pay rent on its main facility located at 844 Regina Drive in Atlanta which is owned by the President Asif Balagamwala. Additionally, the main facility owned by President Asif Balagamwala is named as collateral on the corporate notes.

Additionally, balances and transactions with related parties of the Company consist of the following, all of which are non interest bearing notes payable with maturity dates of January 31, 2014:

		2012	2011

Notes Payable Related Party	Sirej Ghaffer	$99,000	$99,000
Notes Payable Related Party	Henna Agad	$86,000	$86,000
Notes Payable Related Party	Asif Balagamwala	113,700	113,700
TOTAL		$298,700	$298,700

ITEM 8. LEGAL PROCEEDINGS.

None.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

a. Market information.

Green Parts is currently traded on the Over the Counter Market (“OTC Market”). The Company’s ticker symbol is “GNPT” To have our securities quoted on OTCQB or OTCBB we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission (“SEC”), banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA. Over the Counter Markets differ substantially from national and regional stock exchanges because it: (a) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and (b) securities admitted to quotation are offered by one or more broker-dealers rather than “specialists” which operate in stock exchanges.

The following table sets forth the high and low transaction price for each quarter within the two most recent fiscal years as provided by OTC Markets Group, Inc. The information reflects prices between dealers, and does not include retail markup, markdown, or commission, and may not represent actual transactions.

	Over The Counter Pink Sheets Market(1)
Quarter Ended	High	Low
March 31, 2013	$0.23	$0.04
December 31, 2012	$0.10	$0.04
September 30, 2012	$0.11	$0.02
June 30, 2012	$0.04	$0.01
March 31, 2012	$0.01	$0.00
December 31, 2011	$0.01	$0.01
September 30, 2011	$0.02	$0.01
June 30, 2011	$0.02	$0.01
March 31, 2011	$0.04	$0.01

________________

(1)

Over The Counter Market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC. As of the date of this report, we had approximately 401 shareholders of record, not including those common shares held in street name.

b. Holders.

As of May 16, 2013, there are 63 holders of the Company’s common stock one preferred stockholder.

c. Dividends.

The Company has not issued any dividends.

Green Parts International, Inc. has no plans of paying cash dividends in the future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

The Company did not issued any shares of its stock during 2012 and 2011.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common Stock

The Company is authorized to issue 440,000,000 shares of Common Stock at a par value of $0.001 per share. The Common Stock of the corporation that is issued and outstanding shall be entitled to vote 100% of the stockholder voting rights. Each holder of Common Stock shall be entitled to one vote per share.

As of May 16, 2013 there are 64,618,604 of common stock issued and outstanding and no shares of Preferred Stock authorized, issued or outstanding.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director. The Company does not maintains director and officer liability insurance

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Condensed Consolidated Financial Statements

GREEN PARTS INTERNATIONAL, INC.

December 31, 2012 and 2011

John Scrudato CPA

7 Valley View Drive

Califon, New Jersey 07830

(908)-534-0008

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Green Parts International, Inc.

We have audited the accompanying balance sheet of Green Parts International, Inc. and subsidiaries (“the Company”) as of December31, 2012 and December 31, 2011, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended . These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Parts International, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ John Scrudato CPA

Califon, New Jersey

May 24, 2013

16

GREENPARTS INTERNATIONAL, INC.

GREEN PARTS INTERNATIONAL. INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	Audited	Audited
Assets
Current assets
Cash	$49,255	$40,751
Accounts receivable , net	52,825	40,718
Inventory, net	1,818,144	1,852,277
Note Receivable - Current portion	60,000	-
Deferred Finance Cost - current portion	48,660	-
Other current assets	62,636	63,636
Total Current Assets	2,091,520	1,997,382
Property, plant and equipment, net	2,209,304	1,859,914
Goodwill	600,371	600,371
Note receivable - net of current portion	220,000	-
Deferred Finance Cost - net of current portion	72,978	-
Deferred Income Taxes	182,453	-

Total Assets	$5,376,626	$4,457,667

Liabilities and Equity(Deficit)

Current liabilities
Accounts payable and accrued expenses	$121,189	$425,536
Environmental liabilities	90,000	90,000
Taxes Payable	345,704	369,788
Notes payable - current portion	971,786	605,987
Total Current Liabilities	1,528,679	1,491,311
Notes Payable - net of current portion	2,213,901	2,188,103
Notes Payable - related parties	298,700	298,700
Total Liabilities	4,041,280	3,978,114
Commitments and Contingencies (Note 9)
Greenparts International. Inc. ("GNPT") shareholders' equity
Preferred Stock 100,000,000 authorized at $.001 par value
shares issued and outstanding 3,000,000 and 3,000,000	3,000	3,000
Common Stock 400,000,000 authorized at $0.001 par value;
shares issued and outstanding 64,618,604 and 64,618,604	64,619	64,619
Additional paid-in capital	3,246,944	3,246,944
Retained earnings	(1,979,217)	(2,835,010)
Total equity	1,335,346	479,553
Total liabilities and equity(Deficit)	$5,376,626	$4,457,667

"The accompanying notes are an integral part of these consolidated financial statements."

GREEN PARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2012	December 31, 2011
	Audited	Audited

Sales	$11,412,973	$11,071,757

Cost of sales	9,054,234	8,637,544

Gross profit	2,358,739	2,434,213

Operating expenses	2,312,148	2,067,274

Net income from operations	46,591	366,939

Other income(expense)
Debt Forgiveness	914,539	-
Interest expense	(105,337)	(74,415)
Total Other Income (Expense)	809,202	(74,415)

Income from continuing operations
before income taxes	855,793	292,524

Income taxes	-	(61,654)

Net income	855,793	230,870

Comprehensive income(loss) items	-	-

Net comprehensive income	$855,793	$230,870

Basic and Diluted income per share
Basic and diluted income per share	-	-

Weighted average number of shares
outstanding basic and diluted	64,618,604	64,618,604

"The accompanying notes are an integral part of these consolidated financial statements."

GREEN PARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31, 2012	December 31, 2011
	Audited	Audited
Cash flows from operating activities
Net income (loss) from continuing operations	$855,793	$230,870
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	160,399	145,533
Amortization	16,220	-
Income tax provision	-	61,654
Debt forgiveness	(914,539)	-
Deferred Income Taxes	(182,453)	-

(Increase) decrease in accounts receivable	(12,107)	(37,452)
(Increase) decrease in inventory	34,133	(316,845)
(Increase) decrease in other assets	1,000	(34,995)
Increase (decrease) in accounts payable	(289,347)	105,448
Increase (decrease) in environmental liabilities	-	90,000
Increase (decrease) in net income tax payable	(24,084)	125,082
Net cash used in operating activities	(354,985)	369,295
Cash flows from investing activities
Purchase fixed assets	(509,789)	(219,000)
Payments received on note receivable	115,000	-
Net cash provided(used) by investing activities	(394,789)	(219,000)
Cash flows from financing activities
Payments on notes payable	(2,888,639)	(767,120)
Deferred financing cost	(137,858)	-
Payments on long term lease obligations	(76,408)	(87,600)
Net Proceeds from borrowings	3,861,183	642,812
Net Proceeds from related party borrowings	-	96,100
Net cash provided(used) by financing activities	758,278	(115,808)

Net increase(decrease) in cash	8,504	34,487

Cash, beginning of period	40,751	6,264

Cash, end of period	$49,255	$40,751

"The accompanying notes are an integral part of these consolidated financial statements."

GREEN PARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)
	For the Years Ended
	December 31, 2012	December 31, 2011
	Unaudited	Unaudited

Supplemental disclosure of cash
flow information

Interest paid	$105,337	$74,415
Income taxes paid	$-	$-

Supplemental disclosure of
non-cash activities

Debt forgiveness	$914,539	$-
Income tax provisions	$-	$61,654
Common stock issued for services	$-	$-

"The accompanying notes are an integral part of these consolidated financial statements."

GREEN PARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
JANUARY 1, 2011 THROUGH DECEMBER 31, 2012

					Additional
	Common stock		Preferred stock		paid in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total
							(Audited)

Balance at December 31, 2010	64,618,604	$64,619	3,000,000	$3,000	$3,246,944	$(3,065,880)	$248,683

Net income for the year ended
December 31, 2011	-	-	-	-	-	230,870	230,870

Balance at December 31, 2011	64,618,604	64,619	3,000,000	3,000	3,246,944	(2,835,010)	479,553

Net income for the year ended
December 31, 2012	-	-	-	-	-	855,793	855,793

Balance at December 31, 2012	64,618,604	$64,619	3,000,000	$3,000	$3,246,944	$(1,979,217)	$1,335,346

"The accompanying notes are an integral part of these consolidated financial Statements"

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 1 - Company Background

The consolidated financial statements include Green Parts International, Inc. ("GNPT"), Greenparts, Inc., and  Metal Max  Recycling, LLC, and are referred collectively herein as "the Company". Green Parts International, Inc. was Incorporated in 2002 in the state of Georgia as Thrive Development, Inc., then later acquired Millennium Cellular Inc. a Nevada company through a reverse merger in 2005. The Company’s principal activities include processing of salvage vehicles and trucks and other scrap material for the purpose of recycling of metals, selling used parts and rebuilding of vehicles for resale. The Company’s manufacturing facilities are primarily based in the vicinity of Atlanta, Georgia.

Note 2 - Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Consolidated Financial Statements include the accounts of the Company and its majority-owned and wholly-owned subsidiaries. All significant intercompany account balances, transactions, profits and losses have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable,  and accounts payable, the carrying amounts approximate fair value due to their short maturities.

Revenue  Recognition

The majority of the Company’s revenue is derived from the sale of recycled OEM products and aftermarket products. Revenue is recognized when the products are shipped, title and risk of loss transfer to the buyer, and collectability is reasonably assured, subject to an allowance for estimated returns, discounts and allowances that management estimates based upon historical information. Retail revenues are recognized when customers pay for parts, and wholesale product revenues are recognized when customer weight certificates are received following shipments. Historically, there have been very few sales returns and adjustments that impact the ultimate collection of revenues; therefore, no material provisions have been made when the sale is recognized.

Cash and Cash Equivalents

Cash comprise cash in hand and cash held on demand with banks. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. Cash and cash equivalents comprise of the non-interest bearing checking accounts in US Dollars.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (Continued)

Accounts Receivables, Net

Accounts receivable represent amounts due from customers on product and other sales. These accounts receivable, which are reduced by an allowance for doubtful accounts, are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including whether sales were made pursuant to letters of credit. In cases where management is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, management records a specific allowance against amounts due, and reduces the net recognized receivable to the amount the Company believes will be collected. For all other customers, the Company maintains an allowance that considers the total receivables outstanding, historical collection rates and economic trends. Accounts are written off when all efforts to collect have been exhausted.

Inventory, Net

A salvage vehicle product is a recycled vehicle part suitable for sale as a replacement part. A core is a recycled mechanical part that is not suitable for sale as a  replacement  part  without  further remanufacturing work. Salvage inventory and cores are recorded at the lower of cost or market using weighted average method. Cost is established based upon the price the Company pays for a vehicle, and includes average costs for buying, dismantling, and where applicable, auction fees and  storage,  and towing. Scrap inventory is inventory that is considered for the purpose of recycling by mills that process metals. For all inventory, carrying value is reduced regularly to reflect the age of the inventory and current anticipated demand. If actual demand differs from management estimates, additional reductions to inventory carrying value would be necessary in the period such determination is made.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Buildings	40 years
Equipment	5-15 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on  estimated undiscounted  cash flows. Measurement of  the impairment loss, if any, is based on the difference between the carrying value and fair value.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets - Goodwill

The excess of the purchase price over net tangible and identifiable intangible assets of business acquired is carried as Goodwill on the balance sheet. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note -2- Summary of Significant Accounting Policies (Continued)

Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the years ended December 31, 2012, and 2011.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has two operating segments as of December 31, 2012 and December 31, 2011.

Acquisitions

The Company recognizes the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. Contingent purchase consideration is recorded at fair value at the date of acquisition. Any excess purchase price over the fair value of the net assets acquired is recorded as goodwill. Within one year from the date of acquisition, the Company may update the value allocated to the assets acquired and liabilities assumed and the resulting goodwill balances as a result of information received regarding the valuation of such assets and liabilities that was not available at the time of purchase. Measuring assets and liabilities at fair value requires the Company to determine the price that would be paid by a third party market participant based on the highest and best use of the assets or interests acquired. Acquisition costs are expensed as incurred.

Environmental Liabilities

The Company estimates future costs for known environmental remediation requirements and accrues for them on an undiscounted basis when it is probable that the Company has incurred a liability and the related costs can be reasonably estimated but the timing of incurring the estimated costs is unknown. The Company considers various factors when estimating its environmental liabilities. Adjustments to the liabilities are recorded to selling, general and administrative expense and made when additional information becomes available that affects the estimated costs to study or remediate any environmental issues or when expenditures are made for which liabilities were established. Legal costs incurred in connection with environmental contingencies are expensed as incurred. When only a wide range of estimated amounts can be reasonably established and no other amount within the range is a better estimate than another, the low end of the range is recorded in the financial statements. In a number of cases, it is possible that the Company may receive reimbursement through insurance or from other potentially responsible parties for a site. In these situations, recoveries of environmental remediation costs from other parties are recognized when the claim for recovery is actually realized. The amounts recorded for environmental liabilities are reviewed periodically as site assessment and remediation progresses at individual sites and adjusted to reflect additional information that becomes available. Due to evolving remediation technology, changing regulations, possible third party contributions, the subjective nature of the assumptions used and other factors, amounts accrued could vary significantly from amounts paid.

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable,  interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

On January 1, 2008, the Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note -2- Summary of Significant Accounting Policies (Continued)

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.”ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted ASC 825-10 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred. In subsequent periods, borrowings are stated at amortized cost  using  the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

The Company recognizes the estimated liability to repair or replace products sold still under warranty at the balance sheet date. This provision is calculated based on past history of the level of repairs and replacements.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note -2- Summary of Significant Accounting Policies (Continued)

Research and Development

Research expenditure is recognized as an expense as incurred. Costs incurred on development projects (relating to the design and testing of new or improved products) are recognized as intangible assets to the extent that such expenditure is expected to generate future economic benefits. Other development expenditures are recognized as an expense as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period. Development costs that have been capitalized are amortized from the commencement of the commercial production of the product on a straight-line basis over the period of its expected benefit. The amortization periods adopted do not exceed five years.

Legal Matters

The Company currently and from time to time is involved in litigation incidental to the conduct of the business. The damages claimed in some of this litigation are substantial. Based on an internal review, the Company accrues reserves using management’s best estimate of the probable and reasonably estimable contingent liabilities. The management does not currently believe that any of these legal claims incidental to the conduct of the business, individually or in the aggregate, will result in liabilities material to the combined financial position, results of operations or cash flows. However, if such estimates related to these contingent liabilities are incorrect, the future results of operations for year could be  materially adversely affected.

Special Purpose Entities

The Company does not have any off-balance sheet financing activities.

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the years months ended December 31, 2012, and 2011 there were no potential dilutive securities.

Common Stock

There is currently only one class of common stock. Each share common stock is entitled to one vote. The authorized number of common stock of Greenparts International Inc. at December  31,  2011  was 400,000,000 thousand shares with a nominal value per share of $0.001. Authorized shares that have been issued and fully paid amounted to 64,618,604 thousand common stocks.

Preferred Stock

On June 4, 2007, the Company’s Board of Directors authorized the issuance of Series “A” Preferred stock of 3,000,000. These shares had super voting rights of 100 common shares votes to each preferred share. The Company issued a total of 3,000,000 shares were issued on this date

Comprehensive  Income

Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from  non-owner  sources.  The Company’s comprehensive income equal net income for the years ended December 31, 2012, and 2011.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 3 – Recent Accounting Pronouncements

No. 2012-02, July 2012, Intangibles—Goodwill and Other (Topic 350):  In accordance with the amendments in this update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30.

No. 2012-06, October 2012, Business Combinations (Topic 805): When a reporting entity recognizes an indemnification asset (in accordance with Subtopic 805-20) as a result of a government-assisted acquisition of a financial institution and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs (as a result of a change in cash flows expected to be collected on the assets subject to indemnification), the reporting entity should subsequently account for the change in the measurement of the indemnification asset on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement (that is, the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets).

No. 2013-01, January 2013, Balance Sheet(Topic 210): The amendments in this Update affect entities that have derivatives accounted for in accordance with Topic 815, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in Update 2011-11.

Note 4 - Inventories

Inventories comprised scrap metals, vehicles, engines, transmissions, and others are recorded at cost.

	2012	2011

Processed and unprocessed scrap metal	$945,100	$824,714
Finished goods - parts	873,044	1,027,563

Inventories, net	$1,818,144	$1,852,277

Note 5 - Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	2012	2011

Machinery and equipment	$2,516,966	$2,115,465
Land and building	135,000	131,000
Improvements	74,688	0
Property, plant and equipment, gross	2,726,654	2,246,465
Less: accumulated depreciation	(517,350)	(386,551)
Property, plant and equipment, net	$2,209,304	$1,859,914

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 5 - Bank Loans and Long-Term Leases

Notes payable consist of the following for the years ended;	2012	2011

Bank term loan that consolidated various financial lease agreements on equipment secured by such underlying equipment Term was for 60 payments originating in 2008 and was refinanced during 2012.	$0	$1,499,539

Ter Bank Loan originating in 2009 of 120 equal payments at 6% . This loan was secured by the property on 844 Regina Drive, Atlanta and is owned by the President, Asif Balagama, and was refinanced during 2012. The credit agreement contains various representations and covenants.	0	975,750

Bank revolving line of credit with maximum $500,000 limit that expires September 16, 2013 Annual interest rate at 6.5%, secured by the property on 844 Regina Drive owed by president, Asif Balagamwala, as a second lien holder. The credit agreement contains various representations and covenants.	0	114,856

Bank term note of 34 equal payments at 6.5% with a maturity date of July 1, 2015. This note is secured by the property on 844 Regina Drive, owned by the president, Asif Balagamwala.	2,323,515	0

Bank revolving line of credit with maximum $600, 000 limit. Interest rate is at prime plus 1%, and has a maturity date of August 28, 2013. This loan was secured by the property on 844 Regina Drive owned by the President, Asif Balagamwala, and the business assets	596,047	0

Capital lease obligations secured by generator with a maturity date of November 1, 2013.	33,250	51,000

Capital lease obligations secured by excavator equipment with a maturity date of April 30, 2013.	10,120	22,960

Capital lease obligations secured by excavator equipment with a maturity date of December 31, 1012.	14,740	25,160

Capital lease obligations secured by bobcat equipment with a maturity date of July 1, 2013.	0	35,398

Note agreement for machine parts with no stated interest rate and a maturity date of February 1, 2013.	34,427	34,427

Capital lease obligations secured by fencing equipment with a maturity date of June 1, 2015.	37,695	0

Capital lease obligations secured by weighting equipment with a maturity date of June 1, 2017.	96,281	0

	2012	2011
Term loan of monthly payments secured by assets of an asset purchase in 2012. There is no stated interest rate and a maturity date of April 18, 2018.	17,541	0

Term loan of monthly payments secured by assets of asset purchase in 2007. There is no stated interest rate and a maturity date of November 30, 2014.	22,071	35,000

Total Notes Payable	3,185,687	2,794,090

Less Current Portion	971,786	605,987

Long Term Notes Payable	$2,213,901	$2,188,103

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 6 – Business Combinations

During fiscal 2011, the Company did not make any acquisitions:

The acquisition completed in fiscal 2012 was not material to the Company’s financial position or results of operations. Pro forma operating results for the fiscal 2012 acquisition is not presented, since the aggregate results would not be significantly different than reported results.

During fiscal 2012 , the Company made the following acquisitions:

•

In April 2012, the Company acquired substantially all of the assets of U.S. Auto Parts, a used auto parts business in Jonesboro, Georgia, which expanded their presence in the local area of Georgia.

•

In March 2012, the Company acquired substantially all of the assets of a non operating business in Milton, Georgia, which contributed assets  and inventory needed for operations.

Note 7 - Note Receivable

During the 2012 the company sold the assets of a business Booming (Valencia Motors LLC) which was previously acquired in 2007. The remaining items that were sold were not material to the Company and therefore no additional detail is provided. The sale was for $425,000 in the form of a note which included $30,000 paid down and a note for the balance. There was $280,000 in notes receivable due in this sale at December 31, 2012, $60,000 current and $220,000 long term.

Note 8 – Commitments and Contingencies

Commitments

The table below sets forth the Company’s future minimum obligations under non-cancelable operating leases as of December 31, 2012:

	Long	Capital
	Term	Lease
Year	Debt	Obligation	Total

2013	$896,502	$75,284	$971,786
2014	558,053	47,674	605,727
2015	1,437,915	31,599	1,469,514
2016	0	19,584	19,584
2017	0	9,792	9,792

Totals	$2,892,470	$183,933	$3,076,403

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Guarantees, Indemnifications and Warranties

Standard Guarantees / Indemnifications

In the ordinary course of business, the Company enters into a number of agreements that contain standard guarantees and indemnities where the Company may indemnify another party for, among other things, breaches of representations and warranties. These guarantees or indemnifications are  granted  under various agreements, including those governing (i) purchases and sales of assets or businesses, (ii) leases of real property, (iii) licenses of intellectual property, (iv) long-term  supply agreements, (v) employee benefits services agreements and (vi) agreements with public authorities on subsidies for  designated research and development projects. These guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements, (ii) landlords or lessors  in  lease contracts, (iii) licensors or licensees in license agreements, (iv) vendors or customers in long-term supply agreements, (v) service providers in employee benefits services agreements and (vi) governments  or agencies subsidizing research or development. In addition, the Company guarantees some of the payables of its subsidiaries to purchase raw materials in the ordinary course of business. These parties may also be indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement or extend into perpetuity (unless they are subject to a legal statute of limitations). There are no specific  limitations  on  the  maximum potential amount of future payments that the Company could be required to make under any guarantees, nor is the Company able to estimate the maximum potential amount of future payments to be made under these  guarantees  because  the  triggering  events  are  not  predictable.  With  respect  to  some  of  these guarantees, the Company maintains limited insurance coverage that mitigates the potential payments that may be required to be made.

Warranties

The Company does not make express warranties on its products, other than that they comply with the Company’s specifications; therefore, the Company does not record a warranty liability. Adjustments for product quality claims are not material and are charged against net sales.

Environmental  Matters

The Company periodically evaluates its obligations under environmental regulations. As obligations are determined, they are recognized immediately. Potential liabilities, which might arise as a result of changes in existing regulations, civil litigation or legislation, cannot be estimated but could be material. In the current enforcement climate under existing legislation, management believes that there are no significant liabilities for environmental damage. The Company has had studies done in 2008 and 2009 and had these studies further updated in 2012 in conjunction with requirements needed for refinancing. Based upon these studies, a provision has been established. The liabilities relate to the potential future remediation of soil contamination, groundwater contamination and storm water runoff issues and were not individually material to any site. No material environmental compliance enforcement proceedings are currently pending related to these sites.

Legal Proceedings

During the year, the Company was involved in a number of court proceedings (both as a plaintiff and a defendant) arising in the ordinary course of business. These matters all involved various collection of non material operating accounts receivables and payments of accounts payables. In the opinion of management, there are no current legal proceedings or other claims outstanding, which could have a material effect on the result of operations or financial position of the Company and which have not been accrued or disclosed in these financial statements.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 9 – Net Income Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to GNPT for the years ended December 31:

	2012	2011

Net Income (Loss)	$855,793	$230,870

Weighted-average common shares outstanding basic:

Weighted-average common stock	64,618,604	64,618,604
Equivalents
Stock options	0	0
Warrants	0	0
Convertible Notes	0	0
Weighted-average common shares
outstanding- Diluted	64,618,604	64,618,604

Note 10 – Income Taxes Payable

Income from continuing operations before income taxes was as follows for the years ended December 31:

Current:	2012	2011

Federal	$0	$56,460
State	0	4,909
Total current tax expense	$0	$61,369

Deferred:	2012	2011

Federal	$154,302	$0
State	28,151	0
Total deferred tax expense	182,453	0
Total income tax expense	$182,453	61,369

	2012	2011
Federal statutory rate	35%	35%
State taxes, net of credits	6%	6%
Foreign income taxed at different rates	0%	(2%)
Section 199 deduction	(41%)	0%
Other	0%	0%
Effective tax rate	0%	39%

In fiscal 2012 the effective tax rate differed from the U.S. federal statutory rate of 35.0% primarily due to tax benefits from accelerated depreciation deductions.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 11 – Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. The Company currently does not pay rent on its main facility located at 844 Regina Drive in Atlanta which is owned by the President Asif Balagamwala. Additionally, the main facility owned by President Asif Balagamwala is named as collateral on the corporate notes.

Our President and CEO owns 60.12% of our common shares and 100% of our super voting preferred series "A" shares, meaning he can exert significant influence over corporate decisions and strategy.

Also, balances and transactions with related parties of the Company consist of the following, all of which are non interest bearing notes payable with maturity dates of January 31, 2014:

		2012	2011

Notes Payable Related Party	Sirej Ghaffer	99,000	99,000
Notes Payable Related Party	Henna Agad	$86,000	$86,000
Notes Payable Related Party	Asif Balagamwala	113,700	113,700
TOTAL		$298,700	$298,700

Note 12 – Segment Information

The accounting standards for reporting information about operating segments define operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. Under the aforementioned criteria, the Company operates in two operating and reporting segments: metal purchasing, processing, recycling and selling, and used auto parts. Metal Max Recycling is one segment of the Company that derives its income from the sale of metals and recyclable materials both in the United States and overseas. Our other business segment is Greenparts, which purchases used and salvaged vehicles, sells parts from those vehicles through its retail facilities and wholesale operations, and sells the remaining portion of the vehicles to metal recyclers, including Metal max Recycling.

The information provided below is obtained from internal information that is provided to the Company’s chief operating decision maker for the purpose of corporate management. The Company uses operating income (loss) to measure segment performance. The Company does not allocate corporate interest income and expense, income taxes, other income and expenses related to corporate activity or corporate expense for management and administrative services that benefit both segments. In addition, the Company does not allocate restructuring charges to the segment operating income (loss) because management does not include this information in its measurement of the performance of the operating segments. Because of this unallocated income and expense, the operating income (loss) of each reporting segment does not reflect the operating income (loss) the reporting segment would report as a stand-alone business and therefore we do not present indirect operating expenses.

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

The table below illustrates the Company’s results by reporting segment for the years ended December 31:

	2012	2011
Revenue

Parts	$6,180,102	$5,935,030
Scrap Metal	5,232,871	5,116,185

Total Revenue	$11,412,973	$11,051,215

	2012	2011
Product Cost

Parts	$5,285,768	$5,136,727
Scrap Metal	3,768,466	3,500,817

Total Product Cost	$9,054,234	$8,637,544

Operating Income

Parts Segment	$(357,689)	$(281,379)
Scrap Metal Segment	404,280	658,318

Total Operating Income	$46,391	$346,397

Note 13 – Goodwill

In the fourth quarter of fiscal 2012, the Company performed its annual goodwill impairment testing by comparing the fair value of each reporting unit with its carrying value, including goodwill.

As a result of both tests, the Company determined that the fair value for which goodwill was allocated was in excess of its respective carrying value and the goodwill balance was not impaired.

The determination of fair value of the assets used to perform the first step of the impairment test requires judgment and involves significant estimates and assumptions about the expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions, including a sustained decline in the Company’s market capitalization, may lead the Company to reevaluate its assumptions as to future growth rates, operating margins, capital expenditures, working capital requirements, tax rates, terminal growth rates, appropriate discount rates and other factors that may result in changes in the estimates of discounted future cash flows. Due to the inherent uncertainty associated with forming these estimates, actual results could differ from those estimates.

The carrying amount of goodwill for the years ended December 31, 2012 and 2011:

Goodwill Source	2012	2011

Samson	$560,371	$560,371
Booming	40,000	40,000
Sale of Booming	(40,000)	0
Jonesboro:	40,000	0
Impairment Charges	0	0

Total Goodwill	$600,371	$600,371

GREEN PARTS INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011

Note 14 - Debt Forgiveness

During 2012 the Company refinanced its largest note payable in order to extend its maturiry and increase the funds available to the Company. During the process, the payoff on the existing note was negotiated down and the reduction of debt was recorded as debt foregiveness income on our statement of operations as other income. The pay off of the existing note holder was not a related party to Green Parts International, Inc.

Greenparts International, Inc.

GREENPARTS INTERNATIONAL. INC.
CONSOLIDATED BALANCE SHEETS
	3/31/2013	12/31/2012
	Unaudited	Audited
Assets
Current assets
Cash	$115,555	$49,255
Accounts receivable , net	92,532	52,825
Inventory, net	2,253,729	1,818,144
Note Receivable - Current portion	60,000	60,000
Deferred Finance Cost - current portion	48,660	48,660
Other current assets	109,195	62,636
Total Current Assets	2,679,671	2,091,520
Property, plant and equipment, net	2,195,880	2,209,304
Goodwill	600,371	600,371
Note receivable - net of current portion	205,000	220,000
Deferred Finance Cost - net of current portion	60,693	72,978
Deferred Income Taxes	182,453	182,453

Total Assets	$5,924,068	$5,376,626

Liabilities and Equity(Deficit)

Current liabilities
Accounts payable and accrued expenses	$326,064	$121,189
Environmental liabilities	90,000	90,000
Taxes Payable	342,429	345,704
Notes payable - current portion	1,246,487	971,786
Total Current Liabilities	2,004,980	1,528,679
Notes Payable - net of current portion	2,177,457	2,213,901
Notes Payable - related parties	382,700	298,700
Total Liabilities	4,565,137	4,041,280
Commitments and Contingencies (Note 9)
Greenparts International. Inc. ("GNPT") shareholders' equity
Preferred Stock 100,000,000 authorized at $.001 par value
shares issued and outstanding 3,000 and 3,000	3,000	3,000
Common Stock 400,000,000 authorized at $0.001 par value;
shares issued and outstanding 64,618,604 and 64,618,604	64,619	64,619
Additional paid-in capital	3,246,944	3,246,944
Retained earnings	(1,955,632)	(1,979,217)
Total equity	1,358,931	1,335,346
Total liabilities and equity(Deficit)	$5,924,068	$5,376,626

"The accompanying notes are an integral part of these consolidated financial statements."

GREENPARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	3/31/2013	3/31/2012
	Unaudited	Unaudited

Sales	$3,230,040	$2,968,969

Cost of Sales	2,544,258	2,506,414

Gross profit	685,782	462,555

Operating expenses	604,115	513,309

Net income from operations	81,667	(50,754)

Other income(expense)
Interest expense	(51,717)	(27,527)
Total Other Income (Expense)	(51,717)	(1,527)

Income from continuing operations
before income taxes	29,950	(52,281)

Income taxes	(6,365)	(855)

Net income	23,585	(79,136)

Comprehensive income(loss) items	0	0

Net comprehensive income	$23,585	$(79,136)

Basic and Diluted income per share
Basic and diluted income per share	0.0004	(0.0012)

Weighted average number of shares
outstanding basic and diluted	64,618,604	64,618,604

"The accompanying notes are an integral part of these consolidated financial statements."

GREENPARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	3/31/2013	3/31/2012
	Unaudited	Unaudited
Cash fows from operating activities
Net income (loss) from continuing operations	$23,585	$(79,136)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	40,100	39,167
Amortization	12,285	0
Income tax provision	6,365	0

(Increase) decrease in accounts receivable	(39,707)	(32,978)
(Increase) decrease in inventory	(435,585)	122,637
(Increase) decrease in other assets	(46,559)	0
Increase (decrease) in accounts payable	204,875	(8,851)
Increase (decrease) in net income tax payable	(9,640)	(61,369)
Net cash used in operating activities	(244,281)	(20,530)
Cash flows from investing activities
Purchase fixed assets	(26,676)	0
Net cash provided(used) by investing activities	(26,676)	0
Cash flows from financing activities
Payments on notes payable	(21,817)	(145,387)
Payments on long term lease obligations	(18,867)	(20,602)
Payments received on note receivable	15,000	0
Net Proceeds from borrowings	278,941	171,421
Net Proceeds from related party borrowings	84,000	0
Net cash provided(used) by financing activities	337,257	5,432

Net increase(decrease) in cash	66,300	(15,098)

Cash, beginning of period	49,255	40,751

Cash, end of period
	$115,555	$25,653

"The accompanying notes are an integral part of these consolidated financial statements."

GREENPARTS INTERNATIONAL. INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)
	For the Three Months Ended
	3/31/2013	3/31/2012
	Unaudited	Unaudited

Supplemental disclosure of cash
flow information

Interest paid	$51,717	$1,527
Income taxes paid	$9,640	$855

Supplemental disclosure of
non-cash activities

Income tax provisions	$0	$0
Common stock issued for services	$0	$0

"The accompanying notes are an integral part of these consolidated financial statements."

Note 1 - Company Background

The consolidated financial statements include Green Parts International, Inc. ("GNPT"), Greenparts, Inc., and  Metal Max  Recycling, LLC, and are referred collectively herein as "the Company". Green Parts International, Inc. was Incorporated in 2002 in the state of Georgia as Thrive Development, Inc., then later acquired Millennium Cellular Inc. a Nevada company through a reverse merger in 2005. The Company’s principal activities include processing of salvage vehicles and trucks and other scrap material for the purpose of recycling of metals, selling used parts and rebuilding of vehicles for resale. The Company’s manufacturing facilities are primarily based in the vicinity of Atlanta, Georgia.

Note 2 - Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The Consolidated Financial Statements include the accounts of the Company and its majority-owned and wholly-owned subsidiaries. All significant intercompany account balances, transactions, profits and losses have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable,  and accounts payable, the carrying amounts approximate fair value due to their short maturities.

Revenue  Recognition

The majority of the Company’s revenue is derived from the sale of recycled OEM products and aftermarket products. Revenue is recognized when the products are shipped, title and risk of loss transfer to the buyer, and collectability is reasonably assured, subject to an allowance for estimated returns, discounts and allowances that management estimates based upon historical information. Retail revenues are recognized when customers pay for parts, and wholesale product revenues are recognized when customer weight certificates are received following shipments. Historically, there have been very few sales returns and adjustments that impact the ultimate collection of revenues; therefore, no material provisions have been made when the sale is recognized.

Cash and Cash Equivalents

Cash comprise cash in hand and cash held on demand with banks. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market value. Cash and cash equivalents comprise of the non-interest bearing checking accounts in US Dollars.

Election to be treated as an emerging growth company:

In the first quarter of 2012, GNPT has elected to use the extended transition period now available for complying with new or revised accounting standards under Section 102(b) (1).  This election allows GNPT to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the GNPT financial statements may not be comparable to companies that comply with public company effective dates.

Note 2 - Summary of Significant Accounting Policies (Continued)

Accounts Receivables, Net

Accounts receivable represent amounts due from customers on product and other sales. These accounts receivable, which are reduced by an allowance for doubtful accounts, are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of its accounts receivable based on a combination of factors, including whether sales were made pursuant to letters of credit. In cases where management is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, management records a specific allowance against amounts due, and reduces the net recognized receivable to the amount the Company believes will be collected. For all other customers, the Company maintains an allowance that considers the total receivables outstanding, historical collection rates and economic trends. Accounts are written off when all efforts to collect have been exhausted.

Inventory, Net

A salvage vehicle product is a recycled vehicle part suitable for sale as a replacement part. A core is a recycled mechanical part that is not suitable for sale as a  replacement  part  without  further remanufacturing work. Salvage inventory and cores are recorded at the lower of cost or market using weighted average method. Cost is established based upon the price the Company pays for a vehicle, and includes average costs for buying, dismantling, and where applicable, auction fees and  storage,  and towing. Scrap inventory is inventory that is considered for the purpose of recycling by mills that process metals. For all inventory, carrying value is reduced regularly to reflect the age of the inventory and current anticipated demand. If actual demand differs from management estimates, additional reductions to inventory carrying value would be necessary in the period such determination is made.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Buildings	40 years
Equipment	5-15 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on estimated undiscounted  cash flows. Measurement of  the impairment loss, if any, is based on the difference between the carrying value and fair value.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

Note -2- Summary of Significant Accounting Policies (Continued)

Intangible Assets - Goodwill

The excess of the purchase price over net tangible and identifiable intangible assets of business acquired is carried as Goodwill on the balance sheet. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the years ended December 31, 2012, and 2011.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has two operating segments as of December 31, 2012 and December 31, 2011.

Acquisitions

The Company recognizes the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. Contingent purchase consideration is recorded at fair value at the date of acquisition. Any excess purchase price over the fair value of the net assets acquired is recorded as goodwill. Within one year from the date of acquisition, the Company may update the value allocated to the assets acquired and liabilities assumed and the resulting goodwill balances as a result of information received regarding the valuation of such assets and liabilities that was not available at the time of purchase. Measuring assets and liabilities at fair value requires the Company to determine the price that would be paid by a third party market participant based on the highest and best use of the assets or interests acquired. Acquisition costs are expensed as incurred.

Environmental Liabilities

The Company estimates future costs for known environmental remediation requirements and accrues for them on an undiscounted basis when it is probable that the Company has incurred a liability and the related costs can be reasonably estimated but the timing of incurring the estimated costs is unknown. The Company considers various factors when estimating its environmental liabilities. Adjustments to the liabilities are recorded to selling, general and administrative expense and made when additional information becomes available that affects the estimated costs to study or remediate any environmental issues or when expenditures are made for which liabilities were established. Legal costs incurred in connection with environmental contingencies are expensed as incurred. When only a wide range of estimated amounts can be reasonably established and no other amount within the range is a better estimate than another, the low end of the range is recorded in the financial statements. In a number of cases, it is possible that the Company may receive reimbursement through insurance or from other potentially responsible parties for a site. In these situations, recoveries of environmental remediation costs from other parties are recognized when the claim for recovery is actually realized. The amounts recorded for environmental liabilities are reviewed periodically as site assessment and remediation progresses at individual sites and adjusted to reflect additional information that becomes available. Due to evolving remediation technology, changing regulations, possible third party contributions, the subjective nature of the assumptions used and other factors, amounts accrued could vary significantly from amounts paid.

Note -2- Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

For certain financial instruments, including accounts receivable, accounts payable,  interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

On January 1, 2008, the Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.” ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted ASC 825-10 on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations.

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred. In subsequent periods, borrowings are stated at amortized cost  using  the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Note -2- Summary of Significant Accounting Policies (Continued)

Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Company expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain.

The Company recognizes the estimated liability to repair or replace products sold still under warranty at the balance sheet date. This provision is calculated based on past history of the level of repairs and replacements.

Research and Development

Research expenditure is recognized as an expense as incurred. Costs incurred on development projects (relating to the design and testing of new or improved products) are recognized as intangible assets to the extent that such expenditure is expected to generate future economic benefits. Other development expenditures are recognized as an expense as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period. Development costs that have been capitalized are amortized from the commencement of the commercial production of the product on a straight-line basis over the period of its expected benefit. The amortization periods adopted do not exceed five years.

Legal Matters

The Company currently and from time to time is involved in litigation incidental to the conduct of the business. The damages claimed in some of this litigation are substantial. Based on an internal review, the Company accrues reserves using management’s best estimate of the probable and reasonably estimable contingent liabilities. The management does not currently believe that any of these legal claims incidental to the conduct of the business, individually or in the aggregate, will result in liabilities material to the combined financial position, results of operations or cash flows. However, if such estimates related to these contingent liabilities are incorrect, the future results of operations for year could be  materially adversely affected.

Special Purpose Entities

The Company does not have any off-balance sheet financing activities.

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the years months ended December 31, 2012, and 2011 there were no potential dilutive securities.

Common Stock

There is currently only one class of common stock. Each share common stock is entitled to one vote. The authorized number of common stock of Greenparts International Inc. at December  31,  2011  was 400,000,000 thousand shares with a nominal value per share of $0.001. Authorized shares that have been issued and fully paid amounted to 64,618,604 thousand common stocks.

Preferred Stock

On June 4, 2007, the Company’s Board of Directors authorized the issuance of Series “A” Preferred stock of 3,000,000. These shares had super voting rights of 100 common shares votes to each preferred share. The Company issued a total of 3,000,000 shares were issued on this date

Note -2- Summary of Significant Accounting Policies (Continued)

Comprehensive  Income

Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from non-owner  sources.  The Company’s comprehensive income equal net income for the three months ended March 31, 2013, and 2012.

Note 3 – Recent Accounting Pronouncements

No. 2012-02, July 2012, Intangibles—Goodwill and Other (Topic 350):  In accordance with the amendments in this update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30.

No. 2012-06, October 2012, Business Combinations (Topic 805): When a reporting entity recognizes an indemnification asset (in accordance with Subtopic 805-20) as a result of a government-assisted acquisition of a financial institution and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs (as a result of a change in cash flows expected to be collected on the assets subject to indemnification), the reporting entity should subsequently account for the change in the measurement of the indemnification asset on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement (that is, the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets).

No. 2013-01, January 2013, Balance Sheet(Topic 210): The amendments in this Update affect entities that have derivatives accounted for in accordance with Topic 815, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in Update 2011-11.

Note 4 - Inventories

Inventories comprised scrap metals, vehicles, engines, transmissions, and others are recorded at cost.

	3/31/2013	12/31/2012

Processed and unprocessed scrap metal	$1,119,545	$945,100
Finished goods - parts	1,134,184	873,044

Inventories, net	$2,253,729	$1,818,144

Note 5 - Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	3/31/2013	12/31/2012

Machinery and equipment	$2,516,966	$2,516,966
Land and building	135,000	135,000
Furniture & Fixtures	26,676	0
Improvements	74,688	74,688
Property, plant and equipment, gross	2,753,330	2,726,654
Less: accumulated depreciation	(557,450)	(517,350)
Property, plant and equipment, net	$2,195,880	$2,209,304

Note 5 - Bank Loans and Long-Term Leases

Notes payable consist of the following for the periods ended;	3/31/2013	12/31/2012

Bank term note of 34 equal payments at 6.5% with a
maturity date of July 1, 2015. This note is secured by the
property on 844 Regina Drive owned by the president,
Asif Balagamwala, and the business assets.	$2,299,698	$2,323,515

Bank revolving line of credit with maximum $600, 000 limit.
Interest rate at prime plus 1%, and has a maturity date of
August 28, 2013. This loan was secured by the property
on 844 Regina Drive owned by the president, Asif
Balagamwala, and the business assets.	598,047	596,047

Capital lease obligations secured by generator with a
maturity date of November 1, 2013.	28,750	33,250

Capital lease obligations secured by excavator equipment
with a maturity date of April 30, 2013.	10,120	10,120

Capital lease obligations secured by excavator equipment
with a maturity date of December 31, 1012.	8,500	14,740

Bank revolving line of credit with maximum $500, 000 limit.
Annual interest rate at 6.5%, secured by equipment	278,951	0

Note agreement for machine parts with no stated interest
rate and a maturity date of February 1, 2013. The lender
has confirmed this note is not considered in default.	34,427	34,427

Note 5 - Bank Loans and Long-Term Leases - Continued

	3/31/2013	12/31/2012
Capital lease obligations secured by fencing equipment
with a maturity date of June 1, 2015.	34,454	37,695

Capital lease obligations secured by weighting equipment
with a maturity date of June 1, 2017.	91,385	96,281

Term loan of monthly payments secured by assets of
asset purchase in 2012. There is no stated interest rate
and a maturity date of April 18, 2018.	17,541	17,541

Term loan of monthly payments secured by assets of
asset purchase in 2007. There is no stated interest rate
and a maturity date of November 30 2014.	22,071	22,071

Total Notes Payable	3,423,944	3,185,687

Less Current Portion	1,246,487	971,786

Long Term Notes Payable	$2,177,457	$2,213,901

Note 6 – Business Combinations

During fiscal 2012 , the Company made the following acquisitions:

•

In April 2012, the Company acquired substantially all of the assets of U.S. Auto Parts, a used auto parts business in Jonesboro, Georgia, which expanded their presence in the local area of Georgia.

•

In March 2012, the Company acquired substantially all of the assets of a non operating business in Milton, Georgia, which contributed assets  and inventory needed for operations.

During the three months ended march 31, 2013, the Company did not make any acquisitions:

Note 7 - Note Receivable

During the 2012 the company sold the assets of a business Booming (Valencia Motors LLC) which was previously acquired in 2007. The remaining items that were sold were not material to the Company and therefore no additional detail is provided. The sale was for $425,000 in the form of a note which included $30,000 paid down and a note for the balance. There was $265,000 in notes receivable at March 31, 2013, $60,000 current and $205,000 long term.

Note 8 – Commitments and Contingencies

Commitments

The table below sets forth the Company’s future minimum obligations under notes payable and non-cancelable operating leases as of March 31, 2013:

Notes Payable and Lease Obligations

		Capital
Twelve		Lease
months ending	Notes Payable	Obligations	Total

3/31/2014	$1,194,249	$135,061	$1,329,310
3/31/2015	248,778	104,674	353,452
3/31/2016	1,807,698	93,504	1,901,202
3/31/2017		90,084	90,084
3/31/2018		145,896	145,896

Totals	$3,250,725	$569,219	$3,819,944

Guarantees, Indemnifications and Warranties

Standard Guarantees / Indemnifications

In the ordinary course of business, the Company enters into a number of agreements that contain standard guarantees and indemnities where the Company may indemnify another party for, among other things, breaches of representations and warranties. These guarantees or indemnifications are  granted  under various agreements, including those governing (i) purchases and sales of assets or businesses, (ii) leases of real property, (iii) licenses of intellectual property, (iv) long-term  supply agreements, (v) employee benefits services agreements and (vi) agreements with public authorities on subsidies for  designated research and development projects. These guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements, (ii) landlords or lessors  in  lease contracts, (iii) licensors or licensees in license agreements, (iv) vendors or customers in long-term supply agreements, (v) service providers in employee benefits services agreements and (vi) governments  or agencies subsidizing research or development. In addition, the Company guarantees some of the payables of its subsidiaries to purchase raw materials in the ordinary course of business. These parties may also be indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement or extend into perpetuity (unless they are subject to a legal statute of limitations). There are no specific  limitations  on  the  maximum potential amount of future payments that the Company could be required to make under its guarantees, nor is the Company able to estimate the maximum potential amount of future payments to be made under these  guarantees  because  the  triggering  events  are  not  predictable. With respect  to  some  of  these guarantees, the Company maintains limited insurance coverage that mitigates the potential payments that may be required to be made.

Warranties

The Company does not make express warranties on its products, other than that they comply with the Company’s specifications; therefore, the Company does not record a warranty liability. Adjustments for product quality claims are not material and are charged against net sales.

Note 8 – Commitments and Contingencies (Continued)

Environmental  Matters

The Company periodically evaluates its obligations under environmental regulations. As obligations are determined, they are recognized immediately. Potential liabilities, which might arise as a result of changes in existing regulations, civil litigation or legislation, cannot be estimated but could be material. In the current enforcement climate under existing legislation, management believes that there are no significant liabilities for environmental damage. The Company has had studies done in 2008 and 2009 and had these studies further updated in 2012 in conjunction with requirements needed for refinancing. Based upon these studies, a provision has been established. The liabilities relate to the potential future remediation of soil contamination, groundwater contamination and storm water runoff issues and were not individually material to any site. No material environmental compliance enforcement proceedings are currently pending related to these sites.

Legal Proceedings

During the year, the Company was involved in a number of court proceedings (both as a plaintiff and a defendant) arising in the ordinary course of business. In the opinion of management, there are no current legal proceedings or other claims outstanding, which could have a material effect on the result  of operations or financial position of the Company and which have not been accrued or disclosed in these financial  statements.

Note 9 – Net Income Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to GNPT for the years ended March 31:

	3/31/2013	3/31/2012

Net Income (Loss)	$23,585	$(79,136)

Weighted-average common shares outstanding basic:

Weighted-average common stock	64,618,604	64,618,604
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-	-
Weighted-average common shares
outstanding- Diluted	64,618,604	64,618,604

Note 10 – Income Taxes Payable

Income from continuing operations before income taxes was as follows for the years ended March 31:

Current:	3/31/2013	12/31/2012

Federal	$4,546	$0
State	1,819	0
Total current tax expense	6,365	0

Deferred:
Federal	0	154,302
State	0	28,151
Total deferred tax expense	0	182,453
Total income tax expense	$6,365	$182,453

	3/31/2013	12/31/2012
Federal statutory rate	15%	35%
State taxes, net of credits	6%	6%
Foreign income taxed at different rates	0%	0%
Section 199 deduction	0%	-41%
Other	0%	0%
Effective tax rate	0%	0%

In fiscal 2012 the effective tax rate differed from the U.S. federal statutory rate of 35.0% primarily due to tax benefits from accelerated depreciation deductions.

Note 11 – Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. The Company currently does not pay rent on its main facility located at 844 Regina Drive in Atlanta which is owned by the President Asif Balagamwala.

Additionally, balances and transactions with related parties of the Company consist of the following:

		3/31/2013	12/31/2012

Notes Payable Related Party	Related Family	$185,000	$185,000
Notes Payable Related Party	Asif Balagamwala	197,700	113,700

TOTAL		$382,700	$298,700

Note 12 – Segment Information

The accounting standards for reporting information about operating segments define operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. Under the aforementioned criteria, the Company operates in two operating and reporting segments: metal purchasing, processing, recycling and selling, and used auto parts.

Metal Max Recycling is one segment of the Company that derives its income from the sale of metals and recyclable materials both in the United States and overseas. Our other business segment is Greenparts, which purchases used and salvaged vehicles, sells parts from those vehicles through its retail facilities and wholesale operations, and sells the remaining portion of the vehicles to metal recyclers, including Metal max Recycling.

The information provided below is obtained from internal information that is provided to the Company’s chief operating decision maker for the purpose of corporate management. The Company uses operating income (loss) to measure segment performance. The Company does not allocate corporate interest income and expense, income taxes, other income and expenses related to corporate activity or corporate expense for management and administrative services that benefit both segments. In addition, the Company does not allocate restructuring charges to the segment operating income (loss) because management does not include this information in its measurement of the performance of the operating segments. Because of this unallocated income and expense, the operating income (loss) of each reporting segment does not reflect the operating income (loss) the reporting segment would report as a stand-alone business and therefore we do not present indirect operating expenses.

The table below illustrates the Company’s results by reporting segment for the years ended March 31:

	3/31/2013	3/31/2012
Revenue

Parts	$1,800,316	$1,481,943
Scrap Metal	1,429,724	1,487,026

Total Revenue	$3,230,040	$2,968,969

	3/31/2013	3/31/2012
Product Cost

Parts	$1,377,550	$1,288,480
Scrap Metal	1,166,708	1,217,934

Total Product Cost	$2,544,258	$2,506,414

Note 13 – Goodwill

In the fourth quarter of fiscal 2012, the Company performed its annual goodwill impairment testing by comparing the fair value of each reporting unit with its carrying value, including goodwill.

As a result of both tests, the Company determined that the fair value for which goodwill was allocated was in excess of its respective carrying value and the goodwill balance was not impaired.

The determination of fair value of the assets used to perform the first step of the impairment test requires judgment and involves significant estimates and assumptions about the expected future cash flows and the impact of market conditions on those assumptions. Future events and changing market conditions, including a sustained decline in the Company’s market capitalization, may lead the Company to reevaluate its assumptions as to future growth rates, operating margins, capital expenditures, working capital requirements, tax rates, terminal growth rates, appropriate discount rates and other factors that may result in changes in the estimates of discounted future cash flows. Due to the inherent uncertainty associated with forming these estimates, actual results could differ from those estimates.

The carrying amount of goodwill for the three months ended March 31, 2013 and the year ended December 31, 2012:

Goodwill Source	3/31/2013	12/31/2012

Samson	$560,371	$560,371
Booming	0	40,000
Jonsboro:	40,000	0
Impairment Charges	0	0

Total Goodwill	$600,371	$600,371

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The Company has not had a change in its independent registered public accounting firm during its last two fiscal years or through the date of this filing. The Company notes that it has not had any disagreements with its current public accounting firm during the last two fiscal years or through the date of this filing on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the public accounting firm, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Condensed Consolidated Balance Sheets at December 31, 2012 (audited), and December 31, 2011 (audited)

Condensed Consolidated Statements of Operations and for the Years Ended December 31, 2012, and (audited) December 31, 2011 (audited)

Condensed Consolidated Statements of Cash Flows for the Years Ended December 31, 2012 (audited) and December 31, 2011 (audited)

Condensed Consolidated Statements of Stockholders' Equity for the Years Ended December 31, 2012 (audited) and December 31, 2011 (audited)

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit	Description
3.1	Articles of Incorporation and Amendments
3.2	Bylaws

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

Green Parts International, Inc.

By:	/s/ Asif M. Balagamwala
Asif M. Balagamwala
Chief Executive Officer